24(b)(4)(a)

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)              (JOHN HANCOCK(R) LOGO)
A STOCK COMPANY

OVERNIGHT MAILING ADDRESS:    ANNUITIES SERVICE CENTER:        HOME OFFICE
   [164 Corporate Drive            [P.O. Box 9505         Bloomfield Hills, MI
Portsmouth, NH 03801-6815]   Portsmouth, NH 03802-9505]
                                  [1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company (U.S.A.) agrees to pay a guaranteed withdrawal amount beginning on the Lifetime Income Date and continuing for the life of the Covered Person(s). We will pay an annuity benefit beginning on the Maturity Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If any Owner dies while this Contract is in effect prior to the date Annuity Payments begin, we will pay a death benefit in accordance with the Death Benefit provision to the Beneficiary upon receipt at our Annuities Service Center of all required claim forms and proof of the Annuitant's death.

                                 RIGHT TO REVIEW

YOU HAVE [10] DAYS AFTER YOU RECEIVE THE CONTRACT TO EXAMINE IT. DURING THAT [10] DAY PERIOD YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITIES SERVICE CENTER OR THE REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU. WE WILL THEN REFUND TO YOU [THE SUM OF YOUR PAYMENT(S), INCREASED OR DECREASED BY THE INVESTMENT PERFORMANCE OF THE CONTRACT].

[IF YOUR CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, AND YOU RETURN IT WITHIN 7 DAYS AFTER YOU RECEIVE IT, WE WILL REFUND TO YOU THE SUM OF ALL PAYMENT(S) IF THAT AMOUNT IS GREATER THAN THE REFUND AMOUNT DESCRIBED ABOVE.]

WE WILL PROCESS THE REFUND WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 5.1

DEATH BENEFITS, SURRENDER VALUES, AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

     SIGNED FOR THE COMPANY at Boston, Massachusetts, on the Contract Date.


[/s/ James R. Boyle]                    [/s/ Emanuel Alves]
-------------------------------------   ----------------------------------------
[James R. Boyle,] President             [Emanuel Alves,] Secretary

                MODIFIED SINGLE PAYMENT DEFERRED VARIABLE ANNUITY
                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                                NON-PARTICIPATING

IVA-MSP.A.10                                                          [NATIONAL]

INTRODUCTION

This is a modified single payment deferred variable annuity contract. This Contract provides that, prior to the Maturity Date, the Contract Value will accumulate on a variable basis. Subject to the provisions of the Contract, you may take withdrawals of any amount up to the Contract Value. If you limit withdrawals to the amounts described in the Lifetime Income Benefits provision, we guarantee that the Lifetime Income Amount will be available for withdrawal each Contract Year after the Lifetime Income Date and during the life of the Covered Person(s). After the Maturity Date, Annuity Payments will be fixed in amount.

The Contract Value will vary with the investment performance of your Investment Options.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SPECIFICATIONS PAGES ....................................................    S.1
PART 1 - DEFINITIONS ....................................................    1.1
PART 2 - OWNER, BENEFICIARY .............................................    2.1
PART 3 - PAYMENTS .......................................................    3.1
PART 4 - FEES AND DEDUCTIONS ............................................    4.1
PART 5 - VARIABLE ACCOUNT PROVISIONS ....................................    5.1
PART 6 - WITHDRAWALS ....................................................    6.1
PART 7 - LIFETIME INCOME BENEFIT ........................................    7.1
PART 8 - SETTLEMENT PHASE ...............................................    8.1
PART 9 - DISTRIBUTIONS AFTER DEATH ......................................    9.1
PART 10 - ANNUITY PAYMENTS ..............................................   10.1
PART 11 - ANNUITY OPTIONS ...............................................   11.1
PART 12 - GENERAL PROVISIONS ............................................   12.1

                                                                      [NATIONAL]

PART 1 DEFINITIONS

WE AND YOU                       "We", "us" and "our" means the Company. "You" or "your" means the
                                 Owner of this Contract.

ACCUMULATION UNIT                A unit of measure that is used to calculate the value of the
                                 Variable Account of this Contract before the Maturity Date.

ANNUITANT                        A person whose age and life is used to determine the duration of the Lifetime Income Benefit, Death Benefit and the amount and duration of Annuity Payments. The Annuitant is as designated on the
                                 Specifications Page.

ANNUITY OPTION                   The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S)               Payment(s) by us to you on or after the Maturity Date under the terms of this Contract.

ANNUITIES SERVICE CENTER         Any office designated by us for the receipt of Payments and processing of Owner requests.

BENEFICIARY                      The person, persons or entity to whom benefits are payable following the death of an Owner or Annuitant.

COMPANY                          The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this
                                 Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY             The annual anniversary of the Contract beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE                    The date of issue of this Contract as designated on the
                                 Specifications Page.

CONTRACT VALUE                   The total of your Investment Account Values at any time before
                                 Annuity Payments begin.

CONTRACT YEAR                    The period of time measured twelve consecutive months from the
                                 Contract Date or any Contract Anniversary thereafter.

CONTINGENT BENEFICIARY           The person, persons or entity who becomes the Beneficiary if the
                                 Beneficiary is not alive.

COVERED PERSON(S)                The person or persons whose life (or joint lives) determine the duration of the Lifetime Income Amount payments. For a single lifetime income benefit, the Covered Person must be the Annuitant.
                                 For a joint lifetime income benefit, the Covered Persons must be the Annuitant and the Annuitant's spouse who is either Co-Owner or sole, primary beneficiary. The Annuitant's spouse may also be a
                                 Co-Annuitant. The Covered Person(s) are named at issue of the
                                 Contract and listed in the Specifications Page. A person who is removed as Annuitant or Co-Owner or is no longer sole primary
                                 Beneficiary will no longer be a Covered Person. An Annuitant,
                                 Co-Owner or primary beneficiary added after the Contract Date will not be a Covered Person.

ENDORSEMENT                      An Endorsement modifies the contract to which it is attached.
                                 Endorsements must be signed by an officer of the Company in order to be effective.

EXCESS WITHDRAWAL                The Excess Withdrawal is any Withdrawal after the Lifetime Income
                                 Date that exceeds the LIA or causes the total of all Withdrawals during the Contract Year to exceed the LIA.

FIXED ANNUITY                    An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.


                                      1.1

GENERAL ACCOUNT                  All the assets of the Company other than assets in Separate
                                 Accounts.

INTERNAL REVENUE CODE (IRC)      The Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar purposes.

INVESTMENT ACCOUNT VALUE         The value of your investment in an Investment Option.

INVESTMENT OPTION                The Sub-Account of the Variable Account to which You allocate your
                                 Contract Value. The Investment Options initially available under this Contract are shown on the Specifications Page. The Sub-Account of the Variable Account invests in a corresponding Portfolio.

LIFETIME INCOME AMOUNT (LIA)     The Lifetime Income Amount is the amount that is guaranteed to be available for withdrawal each Contract Year after the Lifetime
                                 Income Date and during the life of the Covered Person(s) while this
                                 Contract is in effect.

LIFETIME INCOME DATE             The Lifetime Income Date is the date on which the initial LIA is calculated.

LIFETIME INCOME PERCENTAGE       The percentage used to determine your Lifetime Income Amount. The percentage is shown on the Specifications Page.

MATURITY DATE                    The latest date on which Annuity Payments may commence. It is the date specified on the Specifications Page, unless changed.

NET PAYMENT                      The Payment less the amount of Sales Charge and premium tax, if any, deducted from the Payment.

OWNER                            The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the
                                 Specifications Page, unless changed.

PAYMENT                          An amount You pay to Us as consideration for the benefits provided by this Contract.

PORTFOLIO                        The investment choice(s) available to the Variable Account.

QUALIFIED CONTRACTS              Contracts issued under Qualified Plans.

QUALIFIED PLANS                  Retirement plans which receive favorable tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT                 A segregated account of the Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                   The Variable Account is divided into Sub-Accounts. Each Sub-Account is invested in shares of a different Portfolio.

SURRENDER VALUE                  The Contract Value on any Valuation Date, less, if applicable, any deduction for premium taxes or similar taxes.

VALUATION DATE                   Any date on which the New York Stock Exchange is open for business and the net asset value of a Portfolio is determined.

VALUATION PERIOD                 Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT                 The Company's Separate Account as shown in the Specifications Page.

WITHDRAWAL AMOUNT                The amount deducted from the Contract Value as the result of a withdrawal. This amount is the total of the amount paid to you plus any deduction for premium taxes or similar taxes, and any income taxes resulting from the withdrawal and withheld by us. The
                                 Withdrawal Amount may not exceed the Contract Value.


                                      1.2

PART 2 OWNER, BENEFICIARY

GENERAL                          Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date, the
                                 Annuitant becomes the Owner of this Contract.

OWNER                            The Owner must be a natural person who is primary Owner of the
                                 Contract, a custodian, or a trust established for the exclusive benefit of the Annuitant or his or her Beneficiaries. This Contract
                                 is established for the exclusive benefit of the Annuitant or his or her beneficiaries.

BENEFICIARY                      The Beneficiary is as designated on the Specifications Page, unless changed. If there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the
                                 Beneficiary is the Contingent Beneficiary. If no Beneficiary or
                                 Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF OWNER,                 Subject to the right of an irrevocable Beneficiary, you may change
ANNUITANT, BENEFICIARY           the Owner or Beneficiary by written request in a form acceptable to us and which is received at our Annuities Service Center.

                                 The substitution or addition of any Owner is subject to our underwriting rules in effect at the time of the request and may result in the elimination of the Lifetime Income Amount guarantee and minimum guaranteed death benefit at the date of such change.

                                 If approved, any change of Beneficiary will take effect on the date the request is signed.

                                 You may not change the Annuitant unless the change is pursuant to a court order. Any change to a new Annuitant will result in the elimination of the Lifetime Income Amount guarantee and minimum guaranteed death benefit. If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

                                 You need not send us the Contract unless we request it. We will not be liable for any payments or actions we take before any change is approved.


                                      2.1

PART 3 PAYMENTS

GENERAL                          The Contract is not effective until Payment is received by us at our Annuities Service Center. Generally, the Contract will be purchased with a single payment. If Payments will be paid from different sources, we will accept multiple Payments subject to the
                                 Payment Limits identified in the Specifications Page. All Payments under this Contract are payable at our Annuities Service Center.
                                 Payment Limits are identified on the Specifications Page.

ALLOCATION OF NET PAYMENTS       When we receive Payments, the Net Payments will be allocated among the Investment Options. We will allocate the Net Payment among the
                                 Investment Options in accordance with the instructions you provide.
                                 You may change the allocation of subsequent Net Payments at any time, without charge, by giving us notice in a form acceptable to
                                 us.


                                      3.1

PART 4 FEES AND DEDUCTIONS

CONTRACT ASSET FEE               We assess a Contract Asset Fee to compensate us for assuming certain administration expenses, expense risks and mortality risks.
                                 We deduct the fee from the variable Investment Option(s) each
                                 Valuation Period at an annual rate shown in the Specifications
                                 Page. A portion of this Contract Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of
                                 Accumulation Units and Annuity Units of the Contract.

SALES CHARGE                     We assess a Sales Charge to compensate us for assuming certain distribution expenses. The Sales Charge is equal to the applicable
                                 Sales Charge Percentage shown in the Specifications Page multiplied by the Payment. We deduct a Sales Charge from each Payment. The Net
                                 Payment will be applied to your Investment Options as described in the Allocation of Net Payments provision in the Payments section

TAXES                            Certain taxes may be charged against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death
                                 Benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity Payments under this Contract.


                                      4.1

PART 5 VARIABLE ACCOUNT PROVISIONS

INVESTMENT ACCOUNT VALUE         The Investment Account Value of an Investment Option is determined by multiplying (a) times (b) where:

                                 (a)  equals the number of Accumulation Units credited to the
                                      Investment Option; and,

                                 (b)  equals the appropriate Accumulation Unit Value.

ACCUMULATION UNITS               We will credit Net Payments to your Investment Options in the form of Accumulation Units. The number of Accumulation Units we will credit to each Investment Option will be determined by dividing the
                                 Net Payment allocated to that Investment Option by the Accumulation
                                 Unit Value for that Investment Option.

                                 Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the
                                 Valuation Period in which such transaction occurs.

ACCUMULATION UNIT VALUE          We will determine the Accumulation Unit Value for a particular
                                 Investment Option for any Valuation Period by multiplying the
                                 Accumulation Unit Value for the immediately preceding Valuation
                                 Period by the net investment factor for the corresponding
                                 Sub-Account for the Valuation Period for which the value is being determined. The Accumulation Unit Value may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR            The net investment factor is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next.
                                 The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                 (a)  is the net result of:

                                      i.   the net asset value per share of a Portfolio share held
                                           in the Sub-Account determined as of the end of the
                                           current Valuation Period, plus:

                                      ii.  the per share amount of any dividend or capital gain
                                           distributions made by the Portfolio on shares held in the
                                           Sub-Account if the ex-dividend date occurs during the
                                           current Valuation Period, and

                                 (b)  is the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                                 (c)  is the Contract Asset Fee shown on the Specifications Page.

                                 The net investment factor may be greater or less than, or equal to, one.

TRANSFERS                        Before the Maturity Date (or the date Annuity Payments begin, if earlier), you may transfer amounts among such Investment Options.
                                 Amounts will be canceled from the Investment Option(s) from which amounts are transferred and credited to the Investment Option(s) to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer.

                                 We may defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the
                                 Portfolios or when a portfolio requires us to impose restrictions due to violation of its short term trading policy. Transfer charges and limitations are identified in Specifications Page and in the
                                 Suspension of Payments provision below.


                                      5.1

                                 After the Maturity Date (or the date Annuity Payments begin, if earlier), transfers are not applicable under a Fixed Annuity option.

SUSPENSION OF PAYMENTS           We may defer the right of withdrawal from, or postpone the date of payments or transfers from, the variable Investment Option(s) for any period when:

                                 (a)  the New York Stock Exchange is closed (other than customary weekend and holiday closings);

                                 (b)  trading on the New York Stock Exchange is restricted;

                                 (c)  an emergency exists as a result of which disposal of
                                      securities held in the Variable Account is not reasonably
                                      practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

                                 (d)  the Securities and Exchange Commission, by order, permits such deferral or postponement for the protection of security
                                      holders.

                                 Applicable rules and regulations of the Securities and Exchange
                                 Commission shall govern whether the conditions described in (b) and
                                 (c) exist.


                                      5.2

PART 6 WITHDRAWALS

GENERAL                          You may request withdrawal of part or all of the Surrender Value, at any time before the death of the Owner or the Maturity Date by sending us a written request. We will pay all withdrawals within seven days of receipt of the request at the Annuities Service
                                 Office subject to postponement in certain circumstances, as specified in the Suspension of Payments provision above.

TOTAL WITHDRAWAL                 Upon receipt of your request to withdraw the entire Contract Value, we will terminate the Contract and pay you the Surrender Value.

PARTIAL WITHDRAWAL               If you request to withdraw an amount less than the Surrender Value, we will pay you the amount requested and deduct the Withdrawal
                                 Amount from the Contract Value. Unless you specify the amount to be withdrawn from each Investment Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                                 You may take as many partial withdrawals as you wish. Limitations on the amount of partial withdrawals are set forth on the
                                 Specifications Page

IMPACT OF WITHDRAWALS ON         All withdrawals, including withdrawals under the Lifetime Income
OTHER BENEFITS                   Benefit, will reduce the Contract Value on a dollar-for-dollar basis. Withdrawals, including withdrawals under the Lifetime Income
                                 Benefit, will reduce the Death Benefit as described in the Death
                                 Benefit before Maturity Date provision. Withdrawals may also reduce or eliminate LIA payments as described in the Lifetime Income
                                 Benefit provision.


                                      6.1

PART 7 LIFETIME INCOME BENEFIT

GENERAL                          This Contract guarantees that each Contract Year after the Lifetime
                                 Income Date and during the life of the Covered Person (or the life of either Covered Person if a Joint Lifetime benefit is shown on the Specifications Page) you may take withdrawals up to the
                                 Lifetime Income Amount (LIA), even if your Contract Value reduces to zero. The LIA is described below.

                                 The Lifetime Income Date is shown on the Specifications Page

LIFETIME INCOME AMOUNT (LIA)     The initial LIA is equal to the Lifetime Income Percentage multiplied by the greater of (a) the Contract Value on the Lifetime
                                 Income Date or (b) gross Payments reduced in the same proportion as any withdrawal after the Contract Date and prior to the Lifetime
                                 Income Date divided by the Contract Value immediately prior to the withdrawal.

                                 On or after the Lifetime Income Date, withdrawals during the
                                 Contract Year that are less than or equal to the LIA will not reduce the LIA. Any Excess Withdrawal during the Contract Year will decrease the LIA in the same proportion as the Excess Withdrawal amount divided by the Contract Value immediately prior to the withdrawal. Notwithstanding the previous sentence, withdrawals in connection with Life Expectancy Distributions that are paid under an automated distribution program will not cause recalculation of the LIA. (See the "Life Expectancy Distributions" provision below).

STEP-UP                          If the Contract Value on any Step-Up-Date multiplied by the
                                 Lifetime Income Percentage results in an amount greater than the current LIA, the LIA will automatically step-up to the greater amount. (See "Step-Up Date" in the Specifications Page).

LIFE EXPECTANCY DISTRIBUTIONS    For purposes of this Contract, Life Expectancy Distributions are distributions within a calendar year that:

                                 (a)  are part of a series of substantially equal period payments over the Owner's Life Expectancy (or, if applicable, the joint
                                      Life Expectancy of the Owner and the Owner's spouse); and

                                 (b)  in the case of a Qualified contract, are paid to the Owner:

                                      (i)  as required or contemplated by Code Section 401(a)(9),
                                           Section 408(a)(6), or Section 408(b)(3), as the case may
                                           be ("Qualified Death Benefit Stretch Distributions" and
                                           "Required Minimum Distributions"); and

                                      (ii) are the Contract's proportional share of all such
                                           distributions as determined by the Company and based on
                                           the Company's understanding of the Code; or

                                 (c)  In the case of a Non-Qualified contract, are paid to the Owner pursuant to Code Section 72(s)(2) upon the request of the
                                      Owner ("Non-Qualified Death Benefit Stretch Distributions").

                                 For purposes of this "Life Expectancy Distributions" provision, references to Owner also include Beneficiary,

                                 "Life Expectancy" will be determined using the applicable tables approved by the Internal Revenue Service for such purpose under the latest guidance or regulations issued under the relevant section of the Code referred to above.

                                 We may make any changes necessary to comply with the Code and
                                 Treasury Regulations.


                                      7.1

IMPACT OF DEATH OF COVERED       Upon the death of the Covered Person under a Single Lifetime Income
PERSON(S)                        benefit, LIA payments terminate.

                                 Under a Joint Lifetime Income benefit, LIA payments will terminate upon the death of the last Covered Person.


                                      7.2

PART 8 SETTLEMENT PHASE

BENEFITS DURING THE              The Contract will enter its Settlement Phase if
SETTLEMENT PHASE
                                 (a)  the Contract Value reduces to zero, and

                                 (b)  there were no Excess Withdrawals during the Contract Year, and

                                 (c)  the LIA is greater than zero.

                                 When the Contract enters its Settlement Phase the Lifetime Income
                                 Benefit will continue, however all other rights and benefits under the Contract, including Death Benefits, will terminate.

                                 We will automatically pay settlement payments equal to the LIA each
                                 Contract Year of the Settlement Phase during the life of the
                                 Covered Person (or either Covered Person if a Joint Lifetime benefit is shown in the Specifications). If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. Settlement payments will be paid no less frequently than annually.

                                 If the Covered Person (or last covered Person if a Joint Lifetime benefit is shown in the Specifications) dies during the Settlement
                                 Phase, then the Lifetime Income Benefit terminates and no
                                 additional settlement payments will be paid.


                                      8.1

PART 9 DISTRIBUTIONS AFTER DEATH

DEATH BENEFIT BEFORE MATURITY    We will pay the Death Benefit to the Beneficiary if any Owner dies
DATE                             prior to the Maturity Date. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the
                                 Death Benefit will be determined by substituting the Annuitant for the Owner.

                                 We will determine the Death Benefit (as described below) as of the date on which written notice and proof of death and all required claims forms are received at the Annuities Service Office.

                                 The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                 (a)  The Beneficiary becomes the Owner.

                                 (b)  The excess, if any, of the Death Benefit over the Contract
                                      Value will be allocated to and among the Investment Options in proportion to their values as of the date on which the Death
                                      Benefit is determined.

                                 (c)  No additional Payments may be applied to the Contract.

                                 (d)  If the Beneficiary is not the deceased Owner's spouse, the entire interest in the Contract must be distributed under one of the following options:

                                      (i)  The entire interest in the Contract must be distributed over the life of the Beneficiary, or over a period not
                                           extending beyond the life expectancy of the Beneficiary,
                                           with distributions beginning within one year of the
                                           Owner's death; or

                                      (ii) the entire interest in the Contract must be distributed within 5 years of the Owner's Death, or

                                      (iii)as Annuity Payments under one of the options described in the Annuity Options section.

                                      If the Beneficiary dies before the distributions required by
                                      (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                                 (e)  If the Beneficiary is the deceased Owner's spouse, the
                                      Contract will continue with the surviving spouse as the new
                                      Owner. The surviving spouse may name a new Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                                      The spouse may also elect distributions under one of the
                                      following options:

                                      (i)  the entire interest in the Contract may be distributed over the life of the Beneficiary, or over a period not
                                           extending beyond the life expectancy of the Beneficiary,
                                           with distributions beginning within one year of the
                                           Owner's death; or

                                      (ii) as Annuity Payments under one of the options described in the Annuity Options section.

                                 If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that
                                 Beneficiary's share.

                                 We will permit the Owner to limit the Death Benefit option(s) to be offered to any named Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.
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                                      9.1


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DETERMINATION OF DEATH BENEFIT   UPON THE DEATH OF AN OWNER WHO IS THE LAST SURVIVING COVERED
                                 PERSON, the LIA will reduce to zero and the Death Benefit will be determined as the greater of the Contract Value or a minimum guaranteed death benefit equal to the sum of all Payments made, less an amount deducted in connection with partial withdrawals as follows.

                                 (a)  Before the Lifetime Income Date: Each time a withdrawal is taken, the sum of all Payments is reduced in the same
                                      proportion as the amount of the withdrawal divided by the
                                      Contract Value immediately prior to the withdrawal.

                                 (b)  After the Lifetime Income Date: Each time a withdrawal equal to or less than the LIA is taken, the sum of all Payments is reduced on a dollar for dollar basis. Any Excess Withdrawals reduce the sum of all Payments in the same proportion as the
                                      Excess Withdrawal Amount divided by the Contract Value
                                      immediately prior to the withdrawal. Notwithstanding the
                                      above, a withdrawal that is a Life Expectancy Distribution paid under an automated distribution program, will reduce the sum of all Payments on a dollar-for-dollar basis.

                                 UPON THE DEATH OF ANY OWNER WHO IS NOT THE LAST SURVIVING COVERED
                                 PERSON, the Death Benefit will be equal to the Contract Value.

DEATH BENEFIT ON OR AFTER        On or after the date Annuity Payments begin, if the Annuitant dies,
MATURITY DATE                    the Death Benefit will depend on the Annuity Option selected in accordance with Part 11 (Annuity Options).

PROOF OF DEATH                   We will require proof of death upon the death of the Annuitant or the Owner. Proof of death is one of the following received at the
                                 Annuities Service Center:

                                 (a)  A certified copy of a death certificate.

                                 (b)  A certified copy of a decree of a court of competent
                                      jurisdiction as to the finding of death.

                                 (c)  Any other proof satisfactory to us.
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                                      9.2

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PART 10 ANNUITY PAYMENTS

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GENERAL                          Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code sections 72(s) (or section 401(a)(9) and 408(b)(3) if this Contract is issued in a
                                 Qualified Plan). Once Annuity Payments commence, the Annuity Option may not be changed.

                                 We will send you information about Annuity Options before the
                                 Maturity Date. If by the Maturity Date, you are not receiving LIA payments, do not choose an Annuity Option, make a total Withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity
                                 Option shown in the Specifications Page. You can change the Annuity
                                 Option at any time before Annuity Payments begin.

                                 We will provide Fixed Annuity payments. The method used to calculate the amount of the Fixed Annuity payments is described below.

                                 If the monthly Annuity Payment is less than $20, we may pay the greater of the Contract Value or the commuted value of the Lifetime
                                 Income Benefit in one lump sum on the Maturity Date, or the date
                                 Annuity Payments would begin, if earlier.

FIXED ANNUITY PAYMENTS           We will determine the amount of each Fixed Annuity payment by applying the Contract Value as of a date not more than 10 business days prior to the date Annuity Payments begin (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the Specifications Page. The Fixed
                                 Annuity payment will not be less than that available by applying the Contract Value to purchase a single premium immediate annuity then offered by us or a company affiliated with us to the same class of annuitants.

                                 We guarantee the dollar amount of Fixed Annuity payments.
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                                      10.1

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PART 11 ANNUITY OPTIONS

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GENERAL                          Benefits payable under this Contract may be applied in accordance with one of the Annuity Options described below. We may revise the availability of these options to comply with state laws and regulations or with federal Code or Treasury regulations.

DESCRIPTION OF ANNUITY OPTIONS   Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the Annuity Payments made under this option.

                                 The annual amount of the annuity payments will equal the greater of

                                 (a)  the Lifetime Income Amount, or

                                 (b)  the annual amount determined by applying the Contract Value to a Cash Refund Annuity Option based on the Mortality Table and
                                      Fixed Annuity Payment Interest Rate listed in the
                                      Specifications.

                                 Joint Life Annuity with Cash Refund: This option is available if both Covered Persons remain under Contract and they are the
                                 Annuitant and Co-Annuitant at election of this option. If you elect this option, we will make payments during the joint lifetime of the
                                 Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. After the death of the surviving Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option.

                                 The annual amount of the annuity payments will equal the greater of

                                 (a)  the Lifetime Income Amount, or

                                 (b)  the annual amount determined by applying the Contract Value to a Joint Life Cash Refund Annuity Option based on the Mortality
                                      Table and Fixed Annuity Payment Interest Rate listed in the
                                      Specifications.

ALTERNATE ANNUITY OPTIONS        Instead of settlement in accordance with the Annuity Options described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.
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                                      11.1

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PART 12 GENERAL PROVISIONS

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ENTIRE CONTRACT                  The entire Contract consists of this Contract and Endorsements, if any, and the application, if one is attached to this Contract.

BENEFITS AND VALUES              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this
                                 Contract is delivered.

MODIFICATION                     Only the President, a Vice President, or the Secretary of the
                                 Company has authority to change or waive the provisions of this
                                 Contract. Any change or waiver must be in writing and signed by one of these officers of the Company. We will not change this Contract without your consent unless the change is required to make it conform to any applicable law or regulation or any ruling issued by a government agency; or unless we have reserved the right to change the terms herein.

CHANGE IN MATURITY DATE          Prior to the Maturity Date, you may request a change of the
                                 Maturity Date. Any extension of the Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT                       You may assign this Contract prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us, received at our Annuities Service Center and approved by us under our underwriting rules in effect at the time of the request. An assignment may result in the elimination of the
                                 Lifetime Income Amount guarantee as of the date of such change. We will not be liable for any payments made or actions taken before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS              All benefits and payments under this Contract shall be exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF OF        We may require proof of age or survival of any person upon whose
AGE OR SURVIVAL                  age or survival any Lifetime Income Benefit, Annuity Payments or other benefits provided by this Contract or any Endorsement attached thereto depend. If the age of the Annuitant has been misstated, the benefits will be those which would have been provided for the correct age. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment.
                                 We will deduct the amount of any overpayment from future benefit payments.

ADDITION, DELETION OR            We may:
SUBSTITUTION OF INVESTMENT
OPTIONS                          (a)  add, delete or substitute Portfolio shares held or purchased by the Variable Account;

                                 (b)  eliminate shares of one Portfolio and substitute shares of another Portfolio;

                                 (c)  establish additional Sub-Accounts to invest in a new
                                      Portfolio, eliminate or combine existing Sub-Accounts or
                                      transfer Sub-Account assets to another Separate Account of the
                                      Company or an affiliated company.

                                 We will obtain prior approval required from the Securities and
                                 Exchange Commission before making these changes. We will provide you with notice of these substitutions or changes.

                                 If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING                Your Contract is non-participating. This means the Contract will not share in our profits or surplus earnings. We will pay no dividends on your Contract.
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                                      12.1

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
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REPORTS                          We will send you annual reports without charge, containing the
                                 Investment Account Value and the Contract Value. The report will include the number of Accumulation Units credited to the Variable
                                 Account, the Accumulation Unit value and the dollar value of the
                                 Accumulation Unit of the Variable Account no more than 4 months prior to the date of the mailing of the report. We will provide annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION                       The assets of the Variable Account equal to the reserves and other contract liabilities applicable to that account are not chargeable with liabilities from any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, applicable to the assets of the Variable Account shall be applied to that account regardless of our other income, gains or losses.

CURRENCY AND PLACE OF PAYMENTS   All payments made to or by us shall be made in the lawful currency of the United States of America at the Annuities Service Center or
                                 elsewhere if we consent.

NOTICES AND ELECTIONS            Notices and elections are any form of communication that provides information needed by us to process your request. A notice or election may be provided to us in a written and signed format or in another manner that we approve in advance. To be effective, all notices and elections you make under this Contract must be received by us at the Annuities Service Center. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us at our Annuities Service Center, complete with all necessary information.

GOVERNING LAW                    This Contract will be governed by the laws of the jurisdiction indicated on the Specifications Page.

SECTION 72(S)                    The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal
                                 Revenue Code.
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                                      12.2


JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)              (JOHN HANCOCK(R) LOGO)
A STOCK COMPANY